Exhibit 99.1

REKOR SYSTEMS REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

Revenue Grew 23% Sequentially to $12.7 Million, Adjusted Gross Margin Reached 56%, and Adjusted EBITDA Loss Narrowed 79% Year Over Year as the Company Reaffirms Its Path to Adjusted EBITDA Profitability in the Second Half of 2026

COLUMBIA, MD – August 13, 2026 – Rekor Systems, Inc. (NASDAQ: REKR) ("Rekor" or the "Company"), which builds trusted data, privacy, and security solutions for real-world video and sensor networks, reported financial and operational results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

•	Revenue of $12.7 million, up 23% sequentially and 2% year over year.
•	Recurring revenue increased 14% year over year to $6.7 million in Q2 and 21% to $13.3 million for the first six months of 2026.
•	Adjusted gross margin of 56%, up from 50% in Q2 2025.
•	Adjusted EBITDA loss of $1.2 million, a 79% improvement from Q2 2025.
•	Cash used in operating activities improved 61% year over year for the first six months of 2026.
•	Headcount decreased by 20% in the first half of 2026.
•	Outlook: Adjusted EBITDA profitability expected during the second half of 2026.
•	Product: Launched Go-Secure.Video and the Rekor Scout Axis Agent integration during the quarter.

What Drove the Quarter

Rekor reduced headcount by 20% during the first half of 2026 and realigned its engineering operations. Management has identified further efficiencies, unrelated to workforce which are expected to produce several million dollars of additional annualized savings.

Second quarter revenue rose to $12.7 million, up 23% from the first quarter and 2% in the prior-year period. The increase did not include any large, non-recurring software transactions. It reflects the ongoing economics of the business as it is structured today and meaningful growth in the Company’s recurring revenue base.

Adjusted gross margin improved to 56% from 50% in the second quarter of 2025. Higher-margin software and recurring revenue made up a larger share of total revenue, and greater deployment volume allowed the Company to operate more efficiently.

Adjusted EBITDA loss narrowed to $1.2 million, a 79% improvement over the second quarter of 2025. Lower payroll and payroll-related costs, together with revenue growth and improved gross margin, drove the Adjusted EBITDA improvement. Tighter working capital management also contributed to the improvement in operating cash consumption.

"The second quarter highlights the financial impact of the operating changes we implemented during the first half of the year." said Joseph Nalepa, Chief Financial Officer, Rekor. "During the second quarter of 2026, Adjusted EBITDA loss improved by $4.6 million to a loss of $1.2 million. At the same time, recurring revenue continued to grow and we materially reduced our operating expense base. Taken together, these results demonstrate the operating leverage we believe exists in the business as we continue our progress toward Adjusted EBITDA profitability."

Cash Position and Outlook:

The Company ended the second quarter of 2026 with $10.0 million in cash. Operating cash burn for the quarter was $2.4 million. For the six months ended June 30, 2026, cash used in operating activities improved by $9.6 million, or 61%, compared with the prior-year period. The improvement reflects the Company’s lower operating expense base, improved gross profit and continued focus on working capital management. Management believes the reduction in cash consumption provides further evidence that the operational changes implemented during the first half of the year are translating into improved financial performance as the Company progresses toward Adjusted EBITDA profitability.

The Company is also evaluating options to refinance its existing Prime Revenue Sharing Notes. The refinancing has been supported by increases in the size of Rekor's contract portfolio and improvements in operations.

Three and Six Months Ended June 30, 2026 Financial Results

This section highlights the changes for the three and six months ended June 30, 2026, compared to the three and six months ended June 30, 2025.

Revenues and Cost of Revenue, excluding Depreciation and Amortization

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Dollars in thousands, except percentages)		(Dollars in thousands, except percentages)
Revenue	$12,662	$12,359	$22,925	$21,557
Cost of revenue, excluding depreciation and amortization	5,551	6,245	10,430	11,006
Adjusted Gross Profit	$7,111	$6,114	$12,495	$10,551
Adjusted Gross Margin	56.2%	49.5%	54.5%	48.9%

Second-quarter revenue increased to $12.7 million, up about 2% from $12.4 million. First-half revenue rose to $22.9 million, up about 6% year over year. Importantly, recurring revenue increased 14% in the quarter and 21% for the first six months, reaching $6.7 million and $13.3 million, respectively.

Adjusted gross profit increased for the three and six months ended June 30, 2026, while adjusted gross margin expanded from 50% to 56% for the three months ended June 30, 2026. For the first half, adjusted gross margin rose from 49% to 55%.

This improvement reflects the benefits of revenue growth and product mix, as Adjusted Gross Margin is generally influenced by the proportion of higher-margin software sales relative to service-related work.

Adjusted Gross Margin is a non-GAAP financial measure calculated as Adjusted Gross Profit divided by revenue and should not be considered in isolation from, or as a substitute for, GAAP financial measures.

Gain (Loss) from Operations

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(Dollars in thousands)	2026	2025	$	%	2026	2025	$	%
Income (loss) from operations	$222	$(7,735)	$7,957	103%	$(8,595)	$(17,874)	$9,279	52%

The Company’s operating performance improved meaningfully during the second quarter, reflecting revenue growth, higher Adjusted Gross Profit and the impact of organizational efficiency measures implemented earlier in the year. For the three and six months ended June 30, 2026, combined general and administrative, selling and marketing, and research and development expenses decreased by $4.0 million and $4.3 million, respectively, compared with the prior-year periods.

The second quarter also included a one-time gain of $2.8 million related to the remeasurement of a lease liability. While this gain contributed to reported operating income for the quarter, the improvement in the Company’s underlying operating results also reflected the cost reductions and efficiency initiatives implemented during the first half of the year as it continues to progress toward breakeven.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties to evaluate a company’s ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. These non-GAAP measures should not be considered in isolation from, or as a substitute for, GAAP measures.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(551)	$(8,658)	$(9,912)	$(19,532)
Interest, net	517	586	1,010	1,176
Depreciation and amortization	1,372	1,561	2,833	3,117
EBITDA	1,338	(6,511)	(6,069)	(15,239)

Share-based compensation	212	723	1,134	2,093
Gain on lease remeasurement, net	(2,753)	-	(2,753)	-
Adjusted EBITDA	$(1,203)	$(5,788)	$(7,688)	$(13,146)

The Company will host its earnings conference call today at 4:30 p.m. ET.

Conference Call Information

Rekor will host its earnings conference call today at 4:30 p.m. ET.

North America Dial-In: 877-407-8037 / +1 201-689-8037

Webcast: Click here to access the live webcast

Replay Information

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13762046

Replay Duration: Two weeks

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) builds trusted data, privacy, and security solutions for real-world video and sensor networks. Rekor's AI-powered roadway intelligence platforms are deployed across the United States, delivering real-time data and actionable insights to transportation agencies, law enforcement, and commercial operators.

For more information, visit Rekor.ai; for Go-Secure.Video, visit go-secure.video.

Forward-Looking Statements

This press release and its links and attachments contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Rekor Systems, Inc. that involve substantial risks and uncertainties, including particularly statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations and future results of current and anticipated products and services. These statements involve uncertainties, such as known and unknown risks, and are dependent on other important factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance or achievements we express or imply. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may,"

"will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date they are made and are subject to a number of risks, uncertainties and assumptions described under the sections in our Annual Report on Form 10-K for the year ended December 31, 2024 entitled "Risk Factors" and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this Press Release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. The forward-looking statements in this Press Release do not reflect the potential impact of any divestiture, merger, acquisition, or other business combination that had not been completed as of the date of this filing. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are qualified in their entirety by reference to the risks discussed in our SEC filings. This cautionary statement also applies to any forward-looking statements made during the conference call referenced herein. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact

Joseph Nalepa, Chief Financial Officer

Phone: +1 (410) 762-0800

jnalepa@rekor.ai

Charles Degliomini, Media & Investor Relations

ir@rekor.ai

REKOR SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$9,766	$16,566
Restricted cash	275	297
Accounts receivable, net of allowance for credit losses of $580 and $519, respectively	8,157	8,770
Inventory	2,770	3,072
Note receivable, current portion	-	198
Other current assets	2,118	1,185
Total current assets	23,086	30,728
Long-term assets
Property and equipment, net	7,397	8,632
Right-of-use operating lease assets, net	4,476	4,716
Right-of-use financing lease assets, net	1,029	1,634
Goodwill	24,313	24,313
Intangible assets, net	12,650	13,250
Deposits	1,379	2,114
Total long-term assets	51,244	54,659
Total assets	$74,330	$85,387
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,980	$4,362
Series A Prime Revenue Sharing Notes, net of debt discount of $66 and $131, respectively	9,934	9,869
Series A Prime Revenue Sharing Notes - related party, net of debt discount of $33 and $66, respectively	4,967	4,934
Loan payable, current portion	80	83
Lease liability operating, short-term	2,320	2,720
Lease liability financing, short-term	528	787
Contract liabilities	5,021	4,604
Other current liabilities	1,854	1,729
Total current liabilities	29,684	29,088
Long-term Liabilities
Loan payable, long-term	68	112
Lease liability operating, long-term	8,225	10,570
Lease liability financing, long-term	423	665
Contract liabilities, long-term	1,121	1,402
Deferred tax liability	93	93
Other non-current liabilities	587	587
Total long-term liabilities	10,517	13,429
Total liabilities	40,201	42,517
Commitments and contingencies (Note 7)
Stockholders' equity
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of June 30, 2026 and December 31, 2025. No preferred stock was issued or outstanding as of June 30, 2026 or December 31, 2025.	-	-
Common stock, $0.0001 par value; 137,952,934 and 136,791,826 shares issued as of June 30, 2026 and December 31, 2025, respectively; 137,636,495 and 136,477,697 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	13	13
Treasury stock, 316,439 and 314,129 shares as of June 30, 2026 and December 31, 2025, respectively	(902)	(900)
Additional paid-in capital	336,483	335,310
Accumulated deficit	(301,465)	(291,553)
Total stockholders’ equity	34,129	42,870
Total liabilities and stockholders’ equity	$74,330	$85,387

REKOR SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$12,662	$12,359	$22,925	$21,557
Cost of revenue, excluding depreciation and amortization	5,551	6,245	10,430	11,006

Operating expenses:
General and administrative expenses	5,149	6,936	13,488	14,222
Selling and marketing expenses	686	1,700	1,601	3,457
Research and development expenses	2,435	3,652	5,921	7,629
Gain on lease remeasurement, net	(2,753)	-	(2,753)	-
Depreciation and amortization	1,372	1,561	2,833	3,117
Total operating expenses	6,889	13,849	21,090	28,425

Income (loss) from operations	222	(7,735)	(8,595)	(17,874)

Other income (expense):
Interest expense, net	(517)	(586)	(1,010)	(1,176)
Loss on remeasurement of ATD Holdback Shares	-	-	-	(120)
Other expense	(256)	(337)	(307)	(362)
Total other (expense) income, net	(773)	(923)	(1,317)	(1,658)
Net loss	$(551)	$(8,658)	$(9,912)	$(19,532)
Loss per common share	$(0.00)	$(0.07)	$(0.07)	$(0.17)
Weighted average shares outstanding
Basic and diluted	137,612,028	117,435,953	137,140,972	112,459,949